GlassesOff Announces Closing of Non-Brokered $5 Million Private Placement
Led By Institutional Investors

— Investor Call Scheduled For May 21, 12:00PM EDT —

NEW YORK— GlassesOff Inc. (OTCBB: GLSO), today announced that it completed a private placement of approximately four million shares of its common stock to new and existing investors, which provided gross proceeds to the Company of $5 million. The lead investor in the offering is an affiliate of Cowen Group (Nasdaq: COWN). The Chairman and Vice Chairman of GlassesOff participated in the offering on the same terms as all other investors.

The company's management will host an investor conference call and webcast on May 21, 2014 at 12pm EDT to review recently announced corporate developments, including an update regarding the GlassesOff product pre-commercial launch on the iOS (iPhone, iPod and iPad) platform and future plans.

Nimrod Madar, CEO of GlassesOff, commented, “We are delighted to welcome on-board significant institutional investors. Following the closing of this private placement and the positive preliminary results from our iOS soft launch, we are ready to move forward with our stated execution plan, including the completion of our iOS soft launch and initial launch of GlassesOff for the Android operating system, currently scheduled for the end of the second quarter, followed by a planned ramp up of our marketing activities in the U.S. market and concurrent initiation of our marketing plan for international expansion.”

Shai Novik, Chairman of GlassesOff, added, “GlassesOff platform technology is one of the most interesting disruptive technologies I have seen in a long time, with the potential to enable people of all ages to significantly improve, through exercise, their visual skills and performance. The Company has commenced a clear commercialization program, which I believe will eventually result in multiple products for various mass market segments. We believe that the planned sports applications have the potential to boost the performance of millions of children and teenagers playing baseball, tennis, hockey, practicing martial arts or any other sport in which visual interpretation and resulting decisions need to be made in a split second.”

To view the presentation, during the investor call, please visit: http://bridge6.globalmeeting.com/ conference reference: 131178 security code: 713579. To listen to a live broadcast of the call over the Internet, please visit: http://www.voicetext.com/Streams/StreamPlayerWM.aspx?UserID=eyekon&FileID=146. Those investors who prefer to participate via telephone, or who want to ask questions during the conference call, should dial the following toll-free number approximately 10 minutes prior to the scheduled start time: +1-800- 861-5164 access code: 713579#. International investors should dial +1-512-807-2271 access code: 713579#.

The shares of common stock offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About GlassesOff™

GlassesOff Inc. is a company developing and commercializing next generation vision sharpness applications. GlassesOff™ has developed a proprietary, patented technology platform to improve near vision sharpness through exercise, by improving the image processing function in the visual cortex of the brain, without changing the optical characteristics of the eye. The GlassesOff™ product has been designed to eliminate the dependency on reading glasses of people over the age of 40 who experience natural age-related changes in their near vision sharpness. The GlassesOff™ product is expected to be sold initially as an iPhone/iPad app, and was named one of the top Emerging Breakthroughs in Science and Technology for 2013 by Reader’s Digest Magazine. For more information, visit www.glassesoff.com.

Safe Harbor Statement: This press release contains forward-looking statements, which may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “would,” “intends,” “estimates,” “suggests,” “has the potential to” and other words and phrases of similar meaning, including statements regarding the results of effectiveness of GLASSESOFF’s applications. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect GLASSESOFF’s business and prospects, including the risks that GLASSESOFF may not succeed in generating any revenues or developing any commercial products, that the products may not achieve the expected results or effectiveness, and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in GLASSESOFF’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.

M&C Saatchi PR

Sarah Jones, +1 646-619-2812

sarah.jones@mcsaatchi.com

or

M&C Saatchi PR

+ 1 646-619-2809

glassesoff@mcsaatchi.com

Source: GlassesOff Inc.